Exhibit 10.1

EDISON INTERNATIONAL
DIRECTOR MATCHING GIFTS PROGRAM

Eligibility
Each Director of Edison International and Southern California Edison Company ("SCE") is eligible to have his or her eligible gifts matched by Edison International under the Matching Gifts Program (the "Program").

Match
Edison International will match dollar for dollar each Director's eligible gift of at least $25; provided, however, that in no event will the aggregate match for all eligible gifts by any one Director in any one calendar year exceed $10,000 (regardless of whether the Director is a director of Edison International, SCE, or both).

The amount of the match shall be determined based on the value of the gift on the date the gift is given by the Director. For purposes of determining the date on which a stock gift is given by the Director, such date will be determined based on the date stock ownership transfers to the eligible institution. For purposes of determining the date on which a cash gift is given by the Director, such date will be determined based on the date of the negotiable instrument or electronic funds transfer, subject to verification of receipt by the eligible institution. Directors may make more than one contribution annually. Matching gift awards are annually determined based on the amount and/or value of eligible gifts given during the calendar year.

Eligible Gifts
Gifts must be personal charitable contributions actually given to the eligible institution in the relevant year, not merely pledged, and while the individual is a Director. The following do not qualify for matching gifts:

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  Alumni dues
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  Subscription fees for publications
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  Tuition, books or other student expenses
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  Contributions with a tangible benefit for the contributor
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  Athletic promotional contributions
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  Booster club donations
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  Parent Teacher Association (PTA) or Parent Teacher Student Associations (PTSA)
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  Affiliate associations or clubs
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  In-kind gifts, except for gifts of Publicly Traded Stock

"Publicly Traded Stock" means stock of a corporation or other entity that is (1) listed or admitted to trade on the New York Stock Exchange or other national securities exchange, or (2) quoted by the NASDAQ Global Market Reporting System (or a successor market).

Director gifts given in the form of Publicly Traded Stock, including but not limited to Edison International stock (which gifts of Edison International stock are subject to preclearance by the Edison International Preclearance Officer), shall be valued based on the last/closing price (in regular trading) of that security on the principal national securities exchange on which such security is listed or admitted to trade (or, if none, as furnished by the NASDAQ Global Market Reporting System) as of the close of the business day on which the gift is given by the Director (or, if there is no such price on that day, as of the last preceding day on which such a price was available), as published by the Bloomberg Professional System or any other source designated by the Edison International Chief Financial Officer.

Eligible Institutions
Edison International will match gifts made by Directors to public and private elementary and secondary schools, community colleges, traditional four year colleges, and universities.. All institutions must a) be accepted and in good status as qualified organizations by the Internal Revenue Service (IRS) under Internal Revenue Code Section 501(c)(3) or Section 170(c)(1), and accredited by a nationally recognized accrediting association or b) in the case of a non-domestic institution, have a domestic 501(c)(3) entity established to receive contributions for such institution and be accredited or otherwise validated in the manner provided for in the country where located. At this time, eligible institutions under the Program do not include trade or professional schools.

Program Administration
The Corporate Secretary's office administers the Program for gifts made by Directors. Application for matching payments under the Program is made by completion of the appropriate form. To obtain forms or for questions regarding the Program, contact Darla Forte at (626) 302-6835 or by e-mail to Darla.Forte@sce.com.

Generally, and subject to compliance with applicable SEC reporting obligations, matching gifts paid by March 1 of any given calendar year which relate to gifts given by Directors in the prior calendar year (the "Reporting Period" for the given calendar year's proxy statement) will be reported in the given year's proxy statement prepared for the Reporting Period and matching gifts paid after March 1 which relate to gifts given by Directors in the prior calendar year will be reported in the subsequent year's proxy statement.

Edison International may change, suspend, or discontinue the Program at any time.

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